Exhibit 99.1

Q32 Bio Sells Complement Inhibitor ADX-097

-- Asset sale further enables Company’s strategic focus on advancing bempikibart for alopecia areata --

-- $12 million in upfront and guaranteed near-term milestone payments expected to extend cash runway into the second half of 2027 --

-- Eligible to receive up to a total of $592 million including the $12 million in upfront and near-term payments upon achievement of certain development, regulatory and commercial milestones and eligible for tiered royalties up to a mid-teen percent of annual net sales --

-- Q32 Bio retains wholly owned tissue-targeted complement inhibitor platform, including ADX-096 and other remaining early-stage assets; continuing to evaluate strategic options for these programs --

WALTHAM, Mass.—December 1, 2025 – Q32 Bio Inc. (NASDAQ: QTTB) (“Q32 Bio”), a clinical stage biotechnology company focused on developing innovative therapies for alopecia areata (AA) and other autoimmune and inflammatory diseases, today announced that it has sold its Phase 2 complement inhibitor, ADX-097, to Akebia Therapeutics, Inc. (NASDAQ: AKBA) (“Akebia”).

“This transaction strengthens our cash position through additional non-dilutive funding, extending our runway into the second half of 2027, as we remain focused on advancing bempikibart for patients with AA, an indication with significant unmet medical need. We believe bempikibart has tremendous potential to transform the AA treatment paradigm and we look forward to sharing topline data from Part B of the SIGNAL-AA Phase 2a trial, which remains on-track for mid-2026,” said Jodie Morrison, Chief Executive Officer of Q32 Bio. “We are pleased to transition ownership and continued development of ADX-097 to Akebia, a company focused on developing and commercializing therapies for kidney disease.”

ADX-097, the lead product candidate from Q32 Bio’s tissue-targeted complement inhibitor platform, is a humanized anti-C3d Factor H monoclonal antibody (“mAb”) fusion protein. ADX-097 is designed to inhibit complement activation—an integral part of the innate immune system—through a novel, tissue-targeted mechanism with potential in a range of indications associated with C3d deposition including kidney, autoimmune, vascular and skin diseases.

Q32 Bio’s tissue-targeted complement platform is designed to inhibit complement activation in the tissue while minimizing systemic complement blockade, a key differentiator versus current complement therapeutics. The platform is proprietary to Q32 Bio and developed with foundational science from the University of Colorado Anschutz Medical Campus. Beyond ADX-097, discovery and earlier development efforts include ADX-096, a C3d mAb – CR1 fusion protein with preclinical data supportive of its use in ophthalmologic indications as well as potential utility in a broad range of other indications, and C3d mAb fusions and nanobodies designed for tissue-targeted complement inhibition. Q32 Bio retains the rights to its wholly owned tissue-targeted complement inhibitor platform, including ADX-096 and other remaining early-stage assets and is continuing to evaluate strategic options for these programs.

Akebia has acquired ADX-097 and will be responsible for future development and commercialization. Under the terms of the agreement, Q32 Bio will receive $12 million in upfront payments and a near-term milestone, which includes $7 million received at signing, $3 million at the 6-month anniversary of signing, and $2 million payable upon the earlier of the achievement of a milestone or the end of 2026. These payments as well as potential development, regulatory and commercial milestones total up to $592 million. Q32 Bio is also eligible to receive tiered royalties on potential future sales of ADX-097, ranging from low single-digit to mid-teen percentages.

Q32 Bio now expects its cash and cash equivalents, together with the upfront payments and near-term milestone from the sale of ADX-097, to fund operations into the second half of 2027, through the SIGNAL-AA Part A OLE and topline results of the SIGNAL-AA Part B trial expected in mid-2026.

About Q32 Bio

Q32 Bio is a clinical stage biotechnology company whose science targets potent regulators of the adaptive immune system to re-balance immunity and is focused on developing innovative therapies for alopecia areata and other autoimmune and inflammatory diseases. About 700,000 people in the United States live with alopecia areata1, a disease which has a life-altering impact on patients and limited current treatment options. Q32 Bio is advancing bempikibart (ADX-914), a fully human anti-IL-7Rα antibody that re-regulates adaptive immune function, for the treatment of alopecia areata in an ongoing Phase 2 program. The IL-7 and TSLP pathways have been genetically and biologically implicated in driving several T cell-mediated pathological processes in numerous autoimmune diseases.

For more information, visit www.Q32Bio.com.

[1]	National Alopecia Areata Foundation

Availability of Other Information About Q32 Bio

Investors and others should note that Q32 Bio communicates with its investors and the public using its website www.Q32Bio.com, including, but not limited to, Q32 Bio’s disclosures, investor presentations and FAQs, Securities and Exchange Commission (the “SEC”) filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (formerly Twitter) and LinkedIn. The information that Q32 Bio posts on its website or on X or LinkedIn could be deemed to be material information. As a result, Q32 Bio encourages investors, the media and others interested to review the information that it posts there on a regular basis. The contents of Q32 Bio’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements contained herein which do not describe historical facts are forward-looking statements, including, among others, Q32 Bio’s beliefs, observations, expectations and assumptions regarding the sale of ADX-097 and potential for future milestone payments and royalties, potential efficacy and potential benefits of bempikibart, the timing of results of the SIGNAL-AA Part A OLE and SIGNAL-AA Part B trials, and the future of its business, future plans and strategies, including statements regarding the sufficiency of its cash and cash equivalents to provide financial runway through certain clinical milestones and into the second half of 2027; which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Forward-looking statements are based on management’s current beliefs and assumptions, which are subject to risks and uncertainties and are not guarantees of future performance. Such risks and uncertainties include, among others, the risk that additional data, or the results of ongoing data analyses, may not support Q32 Bio’s current beliefs and expectations for the sale of ADX-097 and potential for future milestone payments and royalties, its expected cash runway and clinical milestones, the potential for bempikibart to transform the AA treatment paradigm, the risk that ongoing and future clinical studies, including that the SIGNAL-AA Part A OLE and topline results of the SIGNAL-AA Part B trial may not be completed by mid-2026 or at all, might be more costly than expected or might not yield anticipated results, that Q32 Bio may use its capital resources sooner than currently anticipated and such other risks and uncertainties identified in Q32 Bio’s periodic, current and other filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and any subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect Q32 Bio’s results of operations and its cash flows, which would, in turn, have a significant and adverse impact on Q32 Bio’s stock price. Q32 Bio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Q32 Bio disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contacts:

Investors: Brendan Burns

Argot Partners

212.600.1902

Q32Bio@argotpartners.com

Media: David Rosen

Argot Partners

646.461.6387

david.rosen@argotpartners.com